ZIGMED

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16 MERRY LANE * EAST HANOVER, NEW JERSEY 07936 (201)887-3542

                                                August 25, 1996

                      AMENDMENT TO CONTRACTUAL ARRANGEMENTS
                              Dated January 8, 1991

     We now estimate that the engineering effort, which includes time and all necessary equipment purchases and modifications outlined in this proposal per mutually agreed will cost $1,850,680 and 100,000 shares of Scantek Common Stock for project # 1035, (plus applicable sales and use taxed, if any) Work performed will be governed by the Terms and Conditions attached hereto and forming a part of this agreement. No additional work will be performed or costs incurred without the prior approval of the parties hereto in writing.

     This offer to perform work and the terms and conditions for performance of the work expressed herein are in effect from the signing of this amendment. We thank you for agreeing to amend the terms of the January 8, 1991 agreement.

     If the foregoing meets with your approval, please indicate your acceptance by signing in the space provided and returning one copy of the amendment.

Very truly yours,

Zsigmond G. Sagi
President
Zigmed

                                          Accepted by:
                                          Scantek Medical, Inc.


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                                          Zigmond L. Sagi
                                          President & CEO
                                          Date:
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